Exhibit 10.8

Translated From Japanese

                     Important Conditions of Corporate Bonds

1. We may not cancel corporate bonds or change conditions (No.1 to No.15) after hand in this paper. In the event we need to cancel bonds or change conditions due to compelling before bonds issued, it will be possible with your permission. However we shall pay damages to you with an equation below. (In case the amount is minus, damage does not accrue).

[Equation]  Redemption amount x (R1-R2) x term from cancellation date to
            Redemption date/365

     R1: Bid rate on the date to complete conditions.
     R2: Bid rate on the cancellation date.

We shall pay commission for Japan Securities Depository Center, Inc.

2. This bond is not allowed to call a bond.

3. In case you are debenture holder continuously and agree to call a bond, the sale value will be calculated by you. It is possible that the sale value gets over per depends on the timing.

4. We shall make a payment for principal and commission to you as fiscal agent 3 days, in business day, before the due day.

5. In the event you perform an obligation as a guarantor, we shall be liable for an obligation of the whole amount of interest during the term from the following day after we have paid to day the obligation will be performed. Also you shall start performing an obligation without giving us any notice.

6. Interest on over due for No.5 will be charged 14 % a year (it will be calculated to prorate on a per diem basis.)

7. Conditions No.1 to No.14 will be posted by Japan securities depository center, Inc. based on "Law for Transferring Bonds" Article 87.

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8. Conditions No.1 to No. 13 and our office address will be reported to Japan
Securities Dealers Association and published on "Handbook for Bonds" by JSDA.

9. In case you become a whole amount guarantor, it is possible to resale bonds by you.

10. As for legal matter, accounting matter, fiscal matter, we shall confirm them with our lawyer, accountant.

Address on commercial register
1-13-12 Nishi Shinjuku, Shinjuku-ku, Tokyo 160-0023

Representative Director

Position: Representative Director   Name:  /s/ Hideki Anan

Address of the department
Same as above

Department
Business Administration   03-5909-1700

Bank account information for transferring bonds
Kanda Branch, Checking account, No. 1120230

Set up for Directors meeting
 YES

Going Public
 NO

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